UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2017

Multi-Color Corporation

(Exact name of Registrant as specified in its Charter)

Ohio	0-16148	31-1125853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

4053 Clough Woods Dr., Batavia, Ohio		45103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 381-1480

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark is the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

INTRODUCTORY NOTE

On October 31, 2017, Multi-Color Corporation, an Ohio corporation (“MCC” or the “Company”) completed its previously announced acquisition (“Acquisition”) pursuant to the Sale and Purchase Agreement (as amended, the “Purchase Agreement”), dated as of July 16, 2017, by and among MCC, Constantia Flexibles Germany GmbH, a private limited liability company organized under the laws of Germany, Constantia Flexibles International GmbH, a private limited liability company organized under the laws of the Republic of Austria, Constantia Flexibles Group GmbH, a private limited liability company organized under the laws of the Republic of Austria, and GPC Holdings B.V., a private limited liability company organized under the laws of the Netherlands (collectively, “Constantia”). Capitalized terms used in this Report but not defined herein shall have the respective meanings assigned thereto in the Purchase Agreement, Investors’ Rights Agreement (defined below) or Credit Agreement (defined below), as applicable.

Item 1.01 – Entry into a Material Definitive Agreement

Investors’ Rights Agreement

Effective October 31, 2017, MCC entered into an Investors’ Rights Agreement by and between the Company and Constantia Flexibles Holding GmbH (the “Investor”), pursuant to which MCC agreed to file a shelf Registration Statement to register the shares of MCC common stock issued to the Investor pursuant to the Purchase Agreement (the “MCC Shares”). MCC is required to pay all registration expenses but is not required to pay any underwriting fees, discounts or commissions attributable to the sale of such MCC Shares.

The Investors’ Rights Agreement also provides the Investor the right to nominate for election to MCC’s Board of Directors a number of directors or Board observers, as the case may be, based on the amount of MCC Shares held by the Investor as described in Item 5.02 herein.

Credit Agreement

Effective October 31, 2017, MCC, together with certain of its subsidiaries, entered into a Credit Agreement (the “Credit Agreement”) with various lenders, Bank of America, N.A., as Administrative Agent, Swing Line Lender and U.S. L/C Issuer and Citisecurities Limited, as Australian Administrative Agent, Citicorp International Limited, as Australian Collateral Agent, and Citibank, N.A., Sydney Branch as Australian L/C Issuer. The Credit Agreement replaces the Company’s existing credit facility and makes available to the Company (i) a senior secured first lien term loan A facility in an aggregate principal amount of $150 million, (ii) a senior secured first lien term loan B facility in an aggregate principal amount of $500 million, and (iii) a revolving credit facility in an aggregate principal amount up to $400 million, consisting of a $360 million U.S. revolving subfacility and a $40 million Australian dollar revolving subfacility.

The Credit Agreement’s term loan A facility, term loan B facility and U.S. revolving subfacility (together the “U.S. facilities”) will be guaranteed by substantially all of MCC’s material direct and indirect wholly owned domestic subsidiaries, and such guarantors will pledge substantially all their assets as collateral to secure the U.S. facilities.

Supplemental Indenture

Effective October 31, 2017, in connection with the completion of the Acquisition, pursuant to a supplemental indenture (the “Supplemental Indenture”) MCC agreed to assume all of the obligations of its wholly owned subsidiary, Multi-Color Escrow Issuer, LLC, under the Indenture dated October 4, 2017 governing the 4.875% Senior Notes due 2025 (the “Notes”) and the Notes. The Notes are guaranteed by certain of MCC’s direct and indirect wholly owned domestic subsidiaries that are borrowers or guarantors under MCC’s new senior secured credit facilities, or that guarantee certain of MCC’s other indebtedness.

The foregoing descriptions of the Investors’ Rights Agreement, Credit Agreement and Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the respective exhibits filed herewith and incorporated herein by reference. The Investors’ Rights Agreement, Credit Agreement and Supplemental Indenture have been included to provide investors and stockholders with information regarding their terms. They are not intended to provide any other factual information about MCC.

Item 2.01 – Completion of Acquisition or Disposition of Assets

On October 31, 2017, the Acquisition was consummated and, in accordance with and subject to the terms and conditions of the Purchase Agreement, the Company agreed to purchase from Constantia the Labels Division of Constantia, with the transaction effected through the acquisition by the Company or one of its wholly owned subsidiaries of all of the issued and outstanding capital stock or other equity interests of the Constantia’s subsidiaries that constitute the Labels Division.

The foregoing description of the Acquisition and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which has been filed as Exhibit 10.1 to MCC’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 19, 2017 and is incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in the third, fourth and fifth paragraphs of Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 3.02 – Unregistered Sales of Equity Securities

Pursuant to the Purchase Agreement, as part of the consideration paid in the Acquisition, the Company issued 3,383,170 shares of MCC common stock (“MCC Shares”) to Constantia Flexibles Holding GmbH. The Company issued such MCC Shares pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Changes to Board of Directors

The Company previously announced Simon Roberts’ intent to retire from the Board of Directors contemporaneously with the consummation of the Acquisition. On October 31, 2017, MCC consummated the Acquisition, and acknowledged Mr. Roberts’ retirement effective as of such date. On October 31, 2017 the Board of Directors appointed Alex Baumgartner as a director of the Company to serve in said capacity until the Company’s next annual meeting of shareholders and until his successor is elected and qualified. The appointment is effective as of the consummation of the Acquisition and was agreed to by the Company in connection with the Investors’ Rights Agreement.

Under the Investors’ Rights Agreement, the Investor, as holder of a majority of Registrable Securities (as defined in the Investors’ Rights Agreement) immediately after the closing of the Acquisition, has the right to nominate for election to MCC’s Board of Directors two directors, so long as the Investor and certain of its permitted transferees beneficially own 12.5% or more of the total outstanding MCC Shares; or one director, so long as the Investor and certain of its permitted transferees beneficially own less than 12.5% but more than 5.0% of the MCC Shares (in each case, as such number is adjusted to take into account stock dividends, stock splits, recapitalizations, mergers, consolidations or similar events with respect to the outstanding MCC Shares that may occur after the date of the Investors’ Rights Agreement). The Investors’ Rights Agreement requires MCC to cause an additional director to be identified by the Investor to be elected and appointed to MCC’s Board not later than thirty days after the Investor provides written notice to MCC of its identification of such additional director.

Mr. Baumgartner, age 53, has served as Chief Executive Officer of Constantia Flexibles Group GmbH since October 2015. From January 2010 to October 2015, Mr. Baumgartner served as President of the Beauty & Home (Europe) division of Aptar, Inc., a dispensing systems company. Mr. Baumgartner shall be a member of the following committees: Compensation and Organization Development; and Nominating and Corporate Governance. Mr. Baumgartner will receive compensation for his service as a director of MCC in accordance with MCC’s customary director compensation policies. There is no other arrangement or understanding between Mr. Baumgartner and any other person pursuant to which Mr. Baumgartner was appointed as a director of the Company, and there have been no transactions nor are there any proposed transactions between the Company and Mr. Baumgartner that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mike Henry Employment Agreement

Effective November 1, 2017, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mike Henry who served as the “EVP Labels” of Spear Group Holdings Limited (“SGH”), which was a subsidiary of Constantia Flexibles International GmbH prior to its acquisition by the Company. The Employment Agreement reflects the appointment of Mr. Henry as the Chief Executive Officer-Elect of MCC. Mr. Henry, age 51, held the EVP Labels position since June 2014. Prior to his service as EVP Labels, Mr. Henry served from September 1999 until June 2014 as Chief Financial Officer and Chief Operating Officer of SGH. The Employment Agreement contemplates that Mr. Henry will be appointed MCC’s CEO effective January 1, 2018. During the period from the closing of the Acquisition through December 31, 2017 (the “Transition Period”) Mr. Henry’s annual base salary under the Employment Agreement shall be £330,000. Effective January 1, 2018, his annual base salary shall be the equivalent of US$1,000,000 to be paid in British pounds.

Effective April 1, 2018, under the Employment Agreement Mr. Henry will be eligible to participate in MCC’s Management Incentive Compensation Program. The incentive compensation program is based on meeting certain financial targets as established by the Board or by the Compensation and Organization Development Committee of the Board on an annual basis. The bonus target, as a percent of annual base salary, is 75%, with a bonus range between 37.5% and 112.5% of annual base salary. If financial targets are met between the minimum, target and maximum brackets, the payout is calculated on a prorated basis between the two brackets that apply.

The Employment Agreement provides that effective April 1, 2018 MCC shall grant Mr. Henry such number of restricted share units of the Company having a total value equal to $750,000 and such number of common stock (restricted shares) of the Company having a total value equal to $250,000. The Employment Agreement also provides for:

•	Payment by the Company of all premiums in respect of medical expenses insurance in effect for Mr. Henry and his family; and

•	A monthly automobile allowance.

The Employment Agreement continues until terminated in accordance with its terms and the employment of Mr. Henry may be terminated at will, at any time, by the Company or by Mr. Henry, with or without cause. If Mr. Henry’s employment is terminated by the Company for any reason other than for Cause, as a result of the death or Disability, or by Mr. Henry for Good Reason:

•	The Company will pay Mr. Henry’s annual base salary through the date of termination;

•	The Company will pay Mr. Henry any previously deferred compensation and any other non-qualified benefit plan balances in accordance with the terms of deferral or the other non-qualified plan;

•	The Company will pay an amount equal to one times Mr. Henry’s annual base salary, paid in accordance with the Company’s regular payroll processing cycle, subject to the provisions of the agreements related to the Separation Pay Exemption Amount;

•	Except as prohibited in the applicable option/incentive plans, all outstanding stock option and restricted stock awards held by Mr. Henry will become immediately exercisable and/or vested, each non-qualified stock option shall remain exercisable through the latest date upon which it could have expired by its original terms, and each incentive stock option shall remain exercisable for 90 days; and

•	The Company will continue to provide the medical insurance benefits to Mr. Henry and/or his family that would have been provided to them for specified periods after the date of termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such Employment Agreement, which is filed as Exhibit 10.1 to this report. Capitalized terms used in this section of this Form 8-K captioned “Mike Henry Employment Agreement” shall have the respective terms ascribed to them in the Employment Agreement.

Item 8.01 – Other Events

On October 31, 2017, the Company issued a press release announcing the consummation of the Acquisition, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(a)    Financial Statements of Businesses Acquired: The financial statements required to be filed under this Item 9 shall be filed by an amendment to this Form 8-K not later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information: The pro forma financial information required to be filed under this Item 9 shall be filed by an amendment to this Form 8-K not later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description

4.1	Investors’ Rights Agreement of Multi-Color Corporation, dated as of October 31, 2017, by and between Multi-Color Corporation and each of the Investors whose name appears on the signature pages thereof.

4.2	Credit Agreement, made and entered into as of October 31, 2017, by and among Multi-Color Corporation, Collotype International Holdings Pty Limited, the Lenders, certain Subsidiaries of Multi-Color Corporation, Bank of America, N.A., Citisecurities Limited., Citicorp International Limited, and Citibank, N.A., Sydney Branch.

4.3	Indenture governing the 4.875% Senior Notes due 2025, including the form of the 4.875% Note, by and between Multi-Color Escrow Issuer, LLC and U.S. Bank National Association, as Trustee, dated October 4, 2017 (incorporated by reference to the Registrant’s Form 8-K filed on October 4, 2017).

4.4	Supplemental Indenture governing the 4.875% Senior Notes due 2025, including the form of the 4.875% Note, by and between Multi-Color Corporation and U.S. Bank National Association, as Trustee, dated October 31, 2017.

10.1	Employment Agreement effective as of November 1, 2017 between Multi-Color Corporation and Michael Julian Henry.

99.1	Press Release, dated October 31, 2017, publicly announcing the actions reported herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

Date: November 3, 2017	/s/ Sharon E. Birkett
Sharon E. Birkett
Vice President, Chief Financial Officer and Secretary